                                                                    EXHIBIT 11



INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Dragon Fund, Inc.


We consent to the use in Post-Effective Amendment No. 7 to Registration Statement No. 33-46216 of our report dated February 10, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
April 25, 1997